#32018

                                SUB-ITEM 77Q1(a)


                               MFS SERIES TRUST II
                      on behalf of MFS Charter Income Fund




A Certification of Amendment to the Declaration of Trust - Redesignation of Class effective December 17, 1998 to redesignate the shares previously designated as Class A shares of MFS Charter Income Fund, a series of the Trust, as Class J shares is contained in Post-Effective Amendment No. 28 to the Registration Statement (File Nos. 33-7637 and 811-4775) as filed with the Securities and Exchange Commission via EDGAR on January 29, 1999. Such document is incorporated herein by reference.